Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal Second Quarter Results

First Enterprise Cloud Computing Company to Exceed $2.1 Billion Annual Revenue Run Rate

•	Record Quarterly Revenue of $546 Million, up 38% Year-Over-Year

•	Raises FY12 Revenue Guidance to $2.22 Billion – $2.23 Billion

•	Deferred Revenue of $935 Million, up 37% Year-Over-Year

•	Operating Cash Flow of $83 Million, up 9% Year-Over-Year

•	Company Record 6,300 Net New Customer Additions

•	Total Customers Rise to 104,000, up 21,600 or 26% Year-Over-Year

SAN FRANCISCO, Calif. – August 18, 2011 – Salesforce.com (NYSE: CRM), the enterprise cloud computing (http://www.salesforce.com/cloudcomputing/) company, today announced results for its fiscal second quarter ended July 31, 2011.

“We’re expecting over 40,000 people to register for Dreamforce, which takes place in San Francisco later this month. It’s the cloud event of the year where attendees can learn how to supercharge their relationships with employees and customers using social, mobile and open cloud technologies,” said Marc Benioff, Chairman and CEO, salesforce.com. “We hope to see you there.”

Salesforce.com delivered the following results for its fiscal second quarter:

Revenue: Total Q2 revenue was $546 million, an increase of 38% on a year-over-year basis. Subscription and support revenues were $509 million, an increase of 38% on a year-over-year basis. Professional services and other revenues were $37 million, an increase of 44% on a year-over-year basis.

Earnings per Share: Q2 GAAP net loss per share was ($0.03), and non-GAAP diluted earnings per share increased 3% year-over-year to $0.30. These GAAP and non-GAAP results include a one-time charge of $0.04 per diluted share associated with the legal settlement disclosed in the Form 8-K filed on June 15, 2011. The company’s non-GAAP results exclude the effects of approximately $55 million in stock-based compensation expense, approximately $19 million in amortization of purchased intangibles, and approximately $3 million in net non-cash interest expense related to the company’s convertible senior notes. Non-GAAP EPS calculations are based on 143 million diluted shares outstanding during the quarter, including approximately 4 million shares associated with the convertible senior notes and warrants. GAAP EPS calculations are based on a basic share count of approximately 135 million shares.

Customers: Net paying customers rose approximately 6,300 during the quarter to finish at approximately 104,000. This was a quarterly record for the company. Since July 31, 2010, the company added 21,600 net paying customers, an increase of 26% on a year-over-year basis. As discussed on May 19, 2011, the company will no longer provide the customer metric on a quarterly basis, but expects to provide periodic updates on achievement of customer milestones in the future.

Cash: Cash generated from operations for the fiscal second quarter was $83 million, an increase of 9% on a year-over-year basis. Total cash, cash equivalents and marketable securities finished the quarter at approximately $1.3 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2011 was $935 million, an increase of 37% on a year-over-year basis.

As of August 18, 2011, salesforce.com is initiating guidance for its third quarter of fiscal year 2012. In addition, the company is raising its prior full fiscal year 2012 revenue guidance and updating its projected full fiscal year 2012 GAAP and non-GAAP EPS guidance previously provided on May 19, 2011.

Q3 FY12 Guidance: Revenue for the company’s third fiscal quarter is projected to be in the range of approximately $568 million to approximately $570 million.

For the third fiscal quarter, the company expects to report a GAAP net loss per share of approximately ($0.06) to ($0.05), while diluted non-GAAP EPS is expected to be approximately $0.30 to $0.31. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $60 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $18 million, and net non-cash interest expense related to the company’s convertible senior notes, expected to be approximately $3 million. EPS estimates assume a GAAP tax rate of 54%, and a non-GAAP tax rate of 33%. For the purpose of the EPS calculation, the company assumed an average basic share count of approximately 137 million shares, and an average diluted share count of approximately 146 million shares.

Full Year FY12 Guidance: Revenue for the company’s full fiscal year 2012 is projected to be in the range of approximately $2.22 billion to approximately $2.23 billion.

For the full fiscal year 2012, the company expects to report a GAAP net loss per share of approximately ($0.11) to ($0.09), while diluted non-GAAP EPS is expected to be approximately $1.30 to $1.32. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $241 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $64 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $11 million. EPS estimates assume a GAAP tax rate of 72%, and a non-GAAP tax rate of 32%. For the purpose of the EPS calculation, assume an average basic share count of approximately 136 million shares, and an average diluted share count of approximately 145 million shares.

The following is a per share reconciliation of GAAP EPS to non-GAAP diluted EPS guidance for the third quarter and full fiscal year:

	Fiscal 2012
	Q3	FY2012
GAAP EPS*	$(0.06) - $(0.05)	$(0.11) - $(0.09)
Plus
Amortization of purchased intangibles	$0.12	$0.44
Stock-based expense	$0.41	$1.67
Amortization of debt discount, net	$0.02	$0.07
Less
Income tax effect of certain Non-GAAP items	$(0.19)	$(0.77)

Non-GAAP diluted EPS	$0.30-$0.31	$1.30-$1.32
Shares used in computing basic net income per share (millions)	137	136
Shares used in computing diluted net income per share (millions)	146	145

*	For Q3 & FY12 GAAP EPS loss, basic number of shares used for calculation

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its second quarter fiscal year 2012 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode salesforce.com or 64853124. A replay will be available at 800-642-1687 or +1 706-645-9291, passcode 88793161, until midnight (Eastern Time) September 16, 2011.

About Salesforce.com

With more than 100,000 customers, Salesforce.com is the enterprise cloud computing company that is leading the shift to the social enterprise. Social enterprises leverage social, mobile and open cloud technologies to put customers at the heart of their business. Based on salesforce.com <http://salesforce.com> ‘s real-time, multitenant architecture, the company’s platform and application services include:

•	Salesforce Chatter, a secure, private social network for your business

•	Salesforce Sales Cloud, for sales force automation and contact management

•	Salesforce Service Cloud, for customer service and support solutions

•	Salesforce Radian6, for social media monitoring and engagement

•	Salesforce Jigsaw, for B2B sales and marketing account and contact data

•	AppExchange, the leading marketplace for enterprise cloud computing applications

•	Force.com, for custom application development

•	Heroku, for building social and mobile apps in Ruby

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY12 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q2 and its non-GAAP estimates for Q3 and FY12:

•

Stock-Based Expenses: The company’s compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the coupon interest rate is 0.75%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP EPS for the third fiscal quarter of 2012 and the full fiscal year, the company’s expected tax rates, stock-based compensation expenses, amortization expenses, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; rate of growth and anticipated revenue run rate; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; the company’s plans to build our new global headquarters in San Francisco, California and the associated costs; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the fiscal quarter ended July 31 2011, and our Form 10-K filed for the fiscal year ended January 31, 2011. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

©2011 salesforce.com, inc. All rights reserved. Salesforce.com, Salesforce, Chatter, Sales Cloud, Service Cloud, Radian6, Jigsaw, AppExchange, Force.com, Heroku, and all associated logos are trademarks of salesforce.com, inc. in the United States and other countries. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Revenues:
Subscription and support	$509,279	$368,951	$982,783	$719,663
Professional services and other	36,723	25,421	67,583	51,522

Total revenues	546,002	394,372	1,050,366	771,185
Cost of revenues (1):
Subscription and support	89,144	48,981	164,387	93,038
Professional services and other	31,766	28,809	59,589	56,333

Total cost of revenues	120,910	77,790	223,976	149,371
Gross profit	425,092	316,582	826,390	621,814
Operating expenses (1):
Research and development	73,393	42,930	138,685	83,052
Marketing and sales	283,001	182,401	537,472	358,268
General and administrative	84,446	61,569	168,784	117,762

Total operating expenses	440,840	286,900	844,941	559,082
Income (loss) from operations	(15,748)	29,682	(18,551)	62,732
Investment income	5,112	8,735	13,167	16,610
Interest expense	(3,846)	(7,185)	(7,517)	(14,245)
Other expense	(3,231)	(1,765)	(4,031)	(3,738)

Income (loss) before benefit (provision) for income taxes and noncontrolling interest	(17,713)	29,467	(16,932)	61,359
Benefit (provision) for income taxes	13,445	(12,884)	13,194	(24,900)

Consolidated net income (loss)	(4,268)	16,583	(3,738)	36,459
Less: Net loss attributable to noncontrolling interest	0	(1,839)	0	(3,970)

Net income (loss) attributable to salesforce.com	$(4,268)	$14,744	$(3,738)	$32,489

Basic net income (loss) per share attributable to salesforce.com common shareholders	$(0.03)	$0.11	$(0.03)	$0.25
Diluted net income (loss) per share attributable to salesforce.com common shareholders	$(0.03)	$0.11	$(0.03)	$0.24
Shares used in computing basic net income per share	135,093	129,462	134,273	128,747
Shares used in computing diluted net income per share	135,093	134,176	134,273	133,437

(1)	Amounts include stock-based expenses, as follows:

Cost of revenues	$4,379	$3,186	$8,030	$6,260
Research and development	11,188	4,041	19,027	8,143
Marketing and sales	27,114	12,317	50,901	24,527
General and administrative	11,913	7,071	24,194	14,153

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	0,000,000	0,000,000	0,000,000	0,000,000
	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Revenues:
Subscription and support	93%	94%	94%	93%
Professional services and other	7	6	6	7

Total revenues	100	100	100	100
Cost of revenues (1):
Subscription and support	16	13	15	12
Professional services and other	6	7	6	7

Total cost of revenues	22	20	21	19
Gross profit	78	80	79	81
Operating expenses (1):
Research and development	13	11	13	11
Marketing and sales	52	46	52	47
General and administrative	16	16	16	15

Total operating expenses	81	73	81	73
Income (loss) from operations	(3)	7	(2)	8
Investment income	1	2	1	2
Interest expense	(1)	(2)	0	(2)
Other expense	0	0	0	0

Income (loss) before benefit (provision) for income taxes and noncontrolling interest	(3)	7	(1)	8
Benefit (provision) for income taxes	2	(3)	1	(3)

Consolidated net income (loss)	(1)	4	0	5
Less: Net loss attributable to noncontrolling interest	0	0	0	(1)

Net income (loss) attributable to salesforce.com	(1)%	4%	0%	4%

(1)	Stock-based expenses as a percentage of total revenues, as follows:

	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000
Cost of revenues	1%	1%	1%	1%
Research and development	2	1	2	1
Marketing and sales	5	3	5	3
General and administrative	2	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31,	January 31,
	2011	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$449,794	$424,292
Short-term marketable securities	127,582	72,678
Accounts receivable, net	342,397	426,943
Deferred commissions	66,092	67,774
Deferred income taxes	33,915	27,516
Prepaid expenses and other current assets (see additional metrics)	95,042	55,721

Total current assets	1,114,822	1,074,924
Marketable securities, noncurrent	709,282	910,587
Property and equipment, net (see additional metrics)	470,070	387,174
Deferred commissions, noncurrent	47,574	48,842
Deferred income taxes, noncurrent	64,219	41,199
Capitalized software, net (see additional metrics)	198,291	127,987
Goodwill	671,570	396,081
Other assets, net (see additional metrics)	145,500	104,371

Total assets	$3,421,328	$3,091,165

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$22,321	$18,106
Accrued expenses and other liabilities (see additional metrics)	389,853	345,121
Deferred revenue	917,755	913,239
Convertible senior notes, net	484,128	0

Total current liabilities	1,814,057	1,276,466
Convertible senior notes, net	0	472,538
Income taxes payable, noncurrent	34,777	18,481
Long-term lease liabilities and other	46,088	25,487
Deferred revenue, noncurrent	17,511	21,702

Total liabilities	1,912,433	1,814,674
Temporary equity	90,772	0
Stockholders’ equity:
Common stock	135	133
Additional paid-in capital	1,243,472	1,098,604
Accumulated other comprehensive income	7,219	6,719
Retained earnings	167,297	171,035

Total stockholders’ equity	1,418,123	1,276,491

Total liabilities, temporary equity and stockholders’ equity	$3,421,328	$3,091,165

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Operating activities:
Consolidated net income (loss)	$(4,268)	$16,583	$(3,738)	$36,459
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,239	17,793	69,832	32,298
Amortization of debt discount and transaction costs	2,077	5,533	4,332	10,984
Amortization of deferred commissions	24,916	18,106	49,591	37,595
Expenses related to stock-based awards	54,594	26,615	102,152	53,083
Excess tax benefits from employee stock plans	(2,086)	(22,902)	(4,120)	(32,190)
Changes in assets and liabilities:
Accounts receivable, net	(66,076)	(41,413)	90,051	97,538
Deferred commissions	(26,137)	(20,248)	(46,641)	(39,556)
Prepaid expenses and other current assets	(9,611)	181	(18,994)	10,120
Other assets	(1,913)	(2,703)	(4,626)	(4,142)
Accounts payable	4,121	5,583	2,984	3,925
Accrued expenses and other current liabilities	47,624	57,378	(18,017)	37,394
Deferred revenue	19,453	15,590	(355)	(24,229)

Net cash provided by operating activities	82,933	76,096	222,451	219,279

Investing activities:
Business combinations, net of cash acquired	(285,335)	(151,503)	(298,670)	(151,503)
Land activity and building improvements	(5,422)	0	(6,436)	0
Strategic investments	(7,782)	(2,000)	(13,215)	(2,500)
Changes in marketable securities	21,662	(234,030)	148,120	(729,973)
Capital expenditures	(45,051)	(27,831)	(72,365)	(39,521)

Net cash used in investing activities	(321,928)	(415,364)	(242,566)	(923,497)

Financing activities:
Purchase of subsidiary stock	0	0	0	(1,273)
Proceeds from the exercise of stock options	42,282	34,127	74,568	71,643
Excess tax benefits from employee stock plans	2,086	22,902	4,120	32,190
Contingent consideration payment related to prior business combinations	(13,400)	0	(16,200)	0
Principal payments on capital lease obligations	(10,549)	(2,123)	(14,111)	(4,041)

Net cash provided by financing activities	20,419	54,906	48,377	98,519

Effect of exchange rate changes	3,758	3,493	(2,760)	4,318

Net increase (decrease) in cash and cash equivalents	(214,818)	(280,869)	25,502	(601,381)
Cash and cash equivalents, beginning of period	664,612	690,794	424,292	1,011,306

Cash and cash equivalents, end of period	$449,794	$409,925	$449,794	$409,925

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jul 31,	Apr 30,	Jan 31,	Oct 31,	Jul 31,	Apr 30,
	2011	2011	2011	2010	2010	2010
Full Time Equivalent Headcount	6,352	5,513	5,306	4,758	4,447	4,106

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,286,658	$1,522,285	$1,407,557	$1,802,440	$1,858,928	$1,901,548
Deferred revenue, current and noncurrent	$935,266	$915,133	$934,941	$694,557	$683,019	$664,529

Selected Balance Sheet Accounts (in thousands):

	Jul 31,	Jan 31,
	2011	2011
Prepaid Expenses and Other Current Assets
Deferred professional services costs	$15,138	$17,908
Prepaid income taxes	14,780	720
Prepaid expenses and other current assets	65,124	37,093

	$95,042	$55,721

Property and Equipment, net
Land	$248,263	$248,263
Building improvements	24,269	10,115
Computers, equipment and software	195,991	115,736
Furniture and fixtures	23,687	20,462
Leasehold improvements	113,148	100,380

	605,358	494,956
Less accumulated depreciation and amortization	(135,288)	(107,782)

	$470,070	$387,174

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$32,983	$29,154
Acquired developed technology, net of accumulated amortization	165,308	98,833

	$198,291	$127,987

Other Assets, net
Deferred professional services costs, noncurrent portion	$8,022	$10,201
Long-term deposits	13,715	12,114
Purchased intangible assets, net accumulated amortization	47,114	31,660
Acquired intellectual property, net of accumulated amortization	13,559	5,874
Strategic investments	40,283	27,065
Other	22,807	17,457

	$145,500	$104,371

Accrued Expenses and Other Current Liabilities
Accrued compensation	$130,693	$148,275
Accrued other liabilities	126,076	112,840
Accrued income and other taxes payable	82,832	49,135
Accrued professional costs	23,796	12,548
Accrued rent	26,456	22,323

	$389,853	$345,121

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Revenues by geography (in thousands):
Americas	$366,916	$274,669	$706,934	$533,953
Europe	102,056	65,545	196,451	132,387
Asia Pacific	77,030	54,158	146,981	104,845

	$546,002	$394,372	$1,050,366	$771,185

As a percentage of total revenues:

Revenues by geography:
Americas	67%	70%	67%	69%
Europe	19	17	19	17
Asia Pacific	14	13	14	14

	100%	100%	100%	100%

Supplemental Revenue Analysis

	Three Months Ended	Three Months Ended	Three Months Ended
	July 31, 2011	April 30, 2011	July 31, 2010
	compared to Three Months	compared to Three Months	compared to Three Months
	Ended July 31, 2010	Ended April 30, 2010	Ended July 31, 2009
Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	34%	31%	22%
Europe	36%	36%	30%
Asia Pacific	33%	29%	53%
Total growth	34%	32%	26%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Diluted Sharecount Information

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Weighted-average shares outstanding for basic earnings per share	135,093	129,462	134,273	128,747
Effect of dilutive securities:
Convertible senior notes	2,753	349	2,581	349
Warrants associated with the convertible senior note hedges	1,160	0	919	0
Employee stock awards	4,450	4,365	4,563	4,341

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	143,456	134,176	142,336	133,437

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Operating cash flow-
GAAP net cash provided by operating activities	$82,933	$76,096	$222,451	$219,279
Less:
Capital expenditures	(45,051)	(27,831)	(72,365)	(39,521)

Free cash flow	$37,882	$48,265	$150,086	$179,758

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to the building of our new global headquarters and strategic investments.

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Gross profit
GAAP gross profit	$425,092	$316,582	$826,390	$621,814
Plus:
Amortization of purchased intangibles (b)	16,373	3,891	25,468	5,570
Stock-based expenses (c)	4,379	3,186	8,030	6,260

Non-GAAP gross profit	$445,844	$323,659	$859,888	$633,644

Operating expenses
GAAP operating expenses	$440,840	$286,900	$844,941	$559,082
Less:
Amortization of purchased intangibles (b)	(2,306)	(1,225)	(3,546)	(2,050)
Stock-based expenses (c)	(50,215)	(23,429)	(94,122)	(46,823)

Non-GAAP operating expenses	$388,319	$262,246	$747,273	$510,209

Income from operations
GAAP income (loss) from operations	$(15,748)	$29,682	$(18,551)	$62,732
Plus:
Amortization of purchased intangibles (b)	18,679	5,116	29,014	7,620
Stock-based expenses (c)	54,594	26,615	102,152	53,083

Non-GAAP income from operations	$57,525	$61,413	$112,615	$123,435

Non-operating income (a)
GAAP non-operating income (loss)	$(1,965)	$(215)	$1,619	$(1,373)
Plus: Amortization of debt discount, net	2,712	5,533	5,470	10,984

Non-GAAP non-operating income	$747	$5,318	$7,089	$9,611

Net income attributable to salesforce.com
GAAP net income (loss) attributable to salesforce.com	$(4,268)	$14,744	$(3,738)	$32,489
Plus:
Amortization of purchased intangibles	18,679	5,116	29,014	7,620
Stock-based expenses	54,594	26,615	102,152	53,083
Amortization of debt discount, net	2,712	5,533	5,470	10,984
Less:
Income tax effect of Non-GAAP items	(28,635)	(13,274)	(49,926)	(25,493)

Non-GAAP net income attributable to salesforce.com	$43,082	$38,734	$82,972	$78,683

Diluted earnings per share
GAAP diluted earnings (loss) per share (d)	$(0.03)	$0.11	$(0.03)	$0.24
Plus:
Amortization of purchased intangibles	0.13	0.04	0.20	0.06
Stock-based expenses	0.38	0.20	0.72	0.40
Amortization of debt discount, net	0.02	0.04	0.04	0.08
Less:
Income tax effect of Non-GAAP items	(0.20)	(0.10)	(0.35)	(0.19)

Non-GAAP diluted earnings per share attributable to salesforce.com	$0.30	$0.29	$0.58	$0.59

Shares used in computing diluted net income per share	143,456	134,176	142,336	133,437

a)	Non-operating income consists of investment income, interest expense and other expense

b)	Amortization of purchased intangibles were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Cost of revenues	$16,373	$3,891	$25,468	$5,570
Marketing and sales	2,306	1,225	3,546	2,050

	$18,679	$5,116	$29,014	$7,620

c)	Stock-based expenses were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Cost of revenues	$4,379	$3,186	$8,030	$6,260
Research and development	11,188	4,041	19,027	8,143
Marketing and sales	27,114	12,317	50,901	24,527
General and administrative	11,913	7,071	24,194	14,153

	$54,594	$26,615	$102,152	$53,083

d)	Reported GAAP loss per share was calculated using the basic share count.

Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE

The following reflects the calculation of Basic and Diluted Net Income (loss) Per Share

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
GAAP Basic Net Income (loss) Per Share
Net income (loss) attributable to salesforce.com	$(4,268)	$14,744	$(3,738)	$32,489
Basic net income (loss) per share attributable to salesforce.com common stockholders	$(0.03)	$0.11	$(0.03)	$0.25
Shares used in computing basic net income per share attributable to salesforce.com common stockholders	135,093	129,462	134,273	128,747

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Non-GAAP Basic Net Income Per Share
Non-GAAP net income attributable to salesforce.com	$43,082	$38,734	$82,972	$78,683
Basic Non-GAAP net income per share attributable to salesforce.com common stockholders	$0.32	$0.30	$0.62	$0.61
Shares used in computing basic net income per share attributable to salesforce.com common stockholders	135,093	129,462	134,273	128,747

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
GAAP Diluted Net Income (loss) Per Share
Net income (loss) attributable to salesforce.com	$(4,268)	$14,744	$(3,738)	$32,489
Diluted net income (loss) per share attributable to salesforce.com common stockholders	$(0.03)	$0.11	$(0.03)	$0.24
Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	135,093	134,176	134,273	133,437

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income attributable to salesforce.com	$43,082	$38,734	$82,972	$78,683
Diluted Non-GAAP net income per share attributable to salesforce.com common stockholders	$0.30	$0.29	$0.58	$0.59
Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	143,456	134,176	142,336	133,437